SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
February 16, 2012

RUDDICK CORPORATION
(Exact name of registrant as specified in its charter)

North Carolina (State of Incorporation)	1-6905 (Commission File Number)	56-0905940 (IRS Employer Identification No.)

301 South Tryon Street, Suite 1800
Charlotte, North Carolina 28202
(Address of principal executive offices, including zip code)

(704) 372-5404
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 5.07

SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

On February 16, 2012, Ruddick Corporation (the “Registrant”) held its Annual Meeting of Shareholders (the “Annual Meeting”). The following are the voting results on each matter submitted to the Registrant’s shareholders at the Annual Meeting.

Proposal 1: The Registrant’s shareholders elected the following ten nominees as directors, to serve until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified, by the following vote:

Name	For	Withheld	Broker Non-Votes
John R. Belk	39,210,052	343,567	2,851,354
John P. Derham Cato	38,532,729	1,020,890	2,851,354
Thomas W. Dickson	39,015,678	537,941	2,851,354
James E. S. Hynes	38,424,383	1,129,236	2,851,354
Anna Spangler Nelson	38,422,486	1,131,133	2,851,354
Bailey W. Patrick	39,327,598	226,021	2,851,354
Robert H. Spilman, Jr.	37,913,800	1,639,819	2,851,354
Harold C. Stowe	39,210,246	343,373	2,851,354
Isaiah Tidwell	39,211,984	341,635	2,851,354
William C. Warden, Jr.	38,412,313	1,141,306	2,851,354

Proposal 2: The Registrant’s shareholders voted to approve an amendment to the Registrant’s Restated Articles of Incorporation to change the name of the Registrant to “Harris Teeter Supermarkets, Inc.” at such time as may be determined by the Registrant’s Board of Directors in its sole discretion, by the following vote:

For	Against	Abstentions
42,341,466	36,100	27,407

Proposal 3: The Registrant’s shareholders voted to approve, on an advisory (non-binding) basis, the compensation of the Registrant’s named executive officers, by the following vote:

For	Against	Abstentions	Broker Non-Votes
37,727,899	1,736,386	89,334	2,851,354

Proposal 4: The Registrant’s shareholders voted to ratify the appointment of KPMG LLP as the independent registered public accounting firm of the Registrant for the fiscal year ending September 30, 2012, by the following vote:

For	Against	Abstentions
41,740,337	650,853	13,783

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUDDICK CORPORATION

By: /S/ JOHN B. WOODLIEF
John B. Woodlief
Vice President – Finance and Chief
  Financial Officer

Dated: February 17, 2012